Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated July 23, 2004, accompanying the financial statements of Protalex, Inc. appearing in the 2004 Annual Report of the Company to its shareholders and accompanying the schedules included in the Annual Report on Form 10-KSB for the year ended May 31, 2004, which are incorporated by reference in the Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

/s/ GRANT THORNTON LLP
GRANT THORNTON LLP

Philadelphia, Pennsylvania

June 15, 2005